UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2014

MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

WV	000-50567	20-0034461
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

301 Virginia Avenue, Fairmont, WV  26554-2777
(Address of Principal Executive Offices) (Zip Code)

304-363-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2014, the Board of Directors of MVB Financial Corp. (“MVB Financial” or the “Company”) approved a second addendum, dated May 14, 2014, to the Employment Agreement entered into effective December 20, 2012, by and between MVB Financial and MVB Bank, Inc. (“MVB Bank”), hereinafter collectively referred to as “MVB”, and H. Edward Dean, III (“Dean”).

The addendum does not include any amendments or revisions related to compensation or responsibilities of Dean with Potomac Mortgage Group, Inc. (“PMG”), a subsidiary of MVB Bank, which does business as MVB Mortgage, but rather reduced a restriction on Dean related to any potential transfer of MVB Financial common stock, which was received by Dean during the acquisition of PMG by MVB.

The new restriction requires Dean to maintain a minimum holding of 100,000 shares of MVB Financial common stock and applies the following legend:  “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”

All MVB Financial common stock owned by Dean will remain subject to any restrictions based on status as an affiliate of MVB Financial.

A copy of the Second Addendum to the Employment Agreement is attached as Exhibit 99.1

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits

99.1        Second Addendum to the Employment Agreement of H. Edward Dean, III

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
	By	/s/ Larry F. Mazza
President & CEO

Date: May 19, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Second Addendum to the Employment Agreement of H. Edward Dean, III